Exhibit 99.1
Annual Report Filing Delayed

Whitsett, NC—April 15, 2008 --nCoat, Inc. (OTCBB: NCOA), today announced that the filing of its Annual Report on Form 10-K for the year ended December 31, 2007, which had been extended to April 15, 2008, through the filing of a Form 12b-25 (Notification of Late Filing) with the Securities and Exchange Commission, will be delayed further.  This announcement is being made to assure our investors and other interested parties that the Company intents to file the required report as soon as practicable upon the completion of the required financial auditing process.  The Company’s reported liquidity issues have prevented the Company from being able to pay its independent auditors for their previous services, and until the Company can do so, the independent auditors cannot begin auditing the Company’s financial statements.  The Company is working to meet its obligations to the independent auditors, and intends to file the Annual Report, together with the audited financial statements and audit report, as soon as practical following completion of the financial audit.

ABOUT nCOAT – nCoat, Inc., is an emerging nanotechnology company with nano-formulated and traditional coatings.  We develop and market coatings applied to metal, ceramics, fabric, and other materials. The Company specializes in nanotechnology research, commercialization, licensing, and distribution, and through its subsidiary companies develops and distributes commercially viable proprietary nanotechnology and traditional coating products.  At nCoat, we invite the world to "Innovate with us..."

Forward looking statements –  Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which nCoat, Inc., has little or no control. Additionally, words such as "may," "will," "expect," "believe," “intend,” "anticipate," "estimate," "project," or "continue" or comparable terminology used in this release may identify forward-looking statements. We disclaim any obligation or intention to revise or update any forward-looking statements for any reason. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this statement.